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                                                                     EXHIBIT 5.1

                    [FULBRIGHT & JAWORSKI L.L.P. Letterhead]



January 29, 1998


EVI, Inc.
5 Post Oak Park, Suite 1760
Houston, Texas  77027-3415

Gentlemen:

         We have acted as counsel for EVI, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of the Company's 8,050,000 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Debentures"), having a $402,500,000 aggregate principal amount, and 5,031,250 shares (the "Shares") of the Company's common stock, $1.00 par value, that are issuable upon conversion of the Debentures, to be offered by certain holders thereof (the "Selling Securityholders") upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission. The Debentures were issued pursuant to an Indenture dated as of October 15, 1997, as supplemented by the First Supplemental Indenture dated as of October 28, 1997 (collectively, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

         In connection therewith, we have examined the Registration Statement, the Indenture under which the Debentures were issued, originals or copies certified or otherwise identified to our satisfaction of the Restated Certificate of Incorporation, as amended, of the Company, the amended By-laws of the Company, the corporate proceedings with respect to the registration of the Debentures and the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Debentures have been validly issued, executed and delivered, are entitled to the benefits of the Indenture and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought; and

         2. The Shares issuable upon conversion of the Debentures have been validly authorized and reserved for issuance and, when duly issued and delivered upon conversion of the Debentures in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and nonassessable.

         In rendering the opinions expressed herein, we have assumed that the Trustee has power and authority to enter into and perform its obligations under the Indenture, that the Indenture has been duly authorized, executed and delivered by the Trustee, and that the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms of the Indenture.
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EVI, Inc.
January 29, 1998
Page 2


         The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the States of New York and Delaware and the federal laws of the United States of America, to the extent applicable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                Very truly yours,

                                /s/ Fulbright & Jaworski L.L.P.

                                Fulbright & Jaworski L.L.P.